UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On August 3, 2006, Caterpillar Inc. entered into an underwriting agreement with Citigroup Global Markets Inc., ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the underwriters named in Schedule A thereto (the “Underwriting Agreement”) with respect to Caterpillar's issuance and sale of $500,000,000 5.700% Notes due 2016 (the "Notes") and $750,000,000 6.050% Debentures due 2036 (the "Debentures"). The Notes and Debentures were registered by Caterpillar under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-136265) (the "Registration Statement"). The Underwriting Agreement is filed as an exhibit to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:
1.1
Underwriting Agreement dated as of August 3, 2006 by and among Caterpillar Inc. and Citigroup Global Markets Inc., ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the underwriters named in Schedule A thereto

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

August 8, 2006	By:	/s/James B. Buda

James B. Buda
Vice President